EXHIBIT 11

                             TEXFI INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
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                                                       THIRTEEN WEEKS ENDED         THIRTY-NINE WEEKS ENDED
                                                      AUGUST 1,   August 2,         AUGUST 1,        August 2,
                                                        1997       1996               1997              1996
                                                     ----------  ---------         -----------       -------

NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
  Balance at beginning of period .................   8,841,696     8,735,491       8,735,491         8,650,690
  Deferred compensation...........................       --            --            106,205            84,801
                                                     ---------     ---------       ---------         ---------
  Balance at end of period .......................   8,841,696     8,735,491       8,841,696         8,735,491
                                                     =========     =========       =========         =========

PRIMARY:
  Net (loss) income from continuing operations.... $  (668,000)  $   635,000    $    885,000       $ 1,228,000
  Net loss from discontinued operations...........       --       (1,892,000)          --          ( 3,043,000)
                                                   -----------   -----------      ----------       -----------
  Net (loss) income applicable to
    stockholders ................................. $  (668,000)  $(1,257,000)   $    885,000    $( 1,815,000)
                                                   ===========   ===========    ============    ============

  Weighted average number of shares outstanding:
    Common stock outstanding for the period
     based on a daily weighted average ...........   8,841,696     8,735,491               8,791,646       8,683,073
    Common stock equivalents - outstanding stock
     options computed on the treasury stock
     method using average market price ...........      54,418        --                      72,355             --
                                                   -----------   -----------            ------------        -------
  Weighted average number of common and common
     equivalent shares outstanding ...............   8,896,114     8,735,491               8,864,001       8,683,073
                                                   ===========   ===========            ============     ===========

  Per share amounts:
    Net (loss) income from continuing operations      $  (.07)      $    .07         $  .10                 $    .14
    Net loss from discontinued operations.........       --             (.21)                --                ( .35)
                                                   ----------        -------             -------            --------
      Net (loss) income...........................    $  (.07)      $   (.14)            $   .10            $  ( .21)
                                                   ==========       ========             =======            ========


FULLY DILUTED:
  Net (loss) income from continuing operations.... $  (668,000)  $   635,000    $    885,000       $ 1,228,000
  Net loss from discontinued operations...........       --       (1,892,000)          --          ( 3,043,000)
                                                   -----------   -----------      ----------       -----------
  Net (loss) income applicable to
    stockholders ................................. $  (668,000)  $(1,257,000)   $    885,000    $( 1,815,000)
                                                   ===========   ===========    ============    ============

Weighted average number of shares outstanding:
Common stock outstanding for the period
     based on a daily weighted average ...........   8,841,696     8,735,491       8,791,646       8,683,073
    Common stock equivalents - outstanding stock
     options computed on the treasury stock
     method using average market price ...........      66,249        --              75,974             --
                                                   -----------   -----------    ------------        -------
Weighted average number of common and common
     equivalent shares outstanding ...............   8,907,945     8,735,491       8,867,620       8,683,073
                                                   -----------   -----------    ------------     -----------
Increase in common shares assuming conversion
    of the 11-1/4% Convertible Senior Subordinated
    Debentures ..................................      475,783       528,647         498,826          528,647
                                                  ------------   -----------    ------------       ----------
Weighted average number of common and common
    equivalent shares outstanding ...............    9,383,728     9,264,138       9,366,446         9,264,138
                                                  ============  ============    ============       ===========

Per share amounts:
  Excluding convertible debenture shares:
   Net income (loss) from continuing operations      $  (.07)      $    .07         $  .10           $    .14
   Net loss from discontinued operations.........       --             (.21)          --                ( .35)
                                                  ----------        -------         -------           --------
     Net income (loss)...........................    $  (.07)      $   (.14)       $   .10           $  ( .21)
                                                  ==========       ========         =======           ========
  Including Convertible Debenture Shares:
   Net income (loss) from continuing operations      $  (.06)      $    .07         $  .13           $    .13
   Net loss from discontinued operations.........       --             (.20)           --               ( .33)
                                                  ----------        -------        -------            --------
     Net income (loss)...........................    $  (.06)      $   (.13)       $   .13           $  ( .20)
                                                  ==========       ========        =======            ========

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